Exhibit 99.1

Rackable Systems Announces First Quarter 2008 Financial Results

Revenue of $68 Million

Gross Margins of 24%

Non-GAAP EPS increase of 19 cents year over year

FREMONT, Calif., April 24th, 2008—Rackable Systems, Inc. (NASDAQ:RACK), a leading provider of servers and storage products for large-scale data centers, today announced financial results for the first quarter of fiscal year 2008.

Total revenue for the first quarter of 2008 was $68.0 million, compared to $72.0 million in the first quarter of 2007. GAAP gross margin for the first quarter of 2008 was 23.5%, compared to 12.5% in the first quarter of 2007. Non-GAAP gross margin for the first quarter of 2008 was 24.0%, compared to 13.5% in the first quarter of 2007.

GAAP net loss was ($0.10) per share for the first quarter of 2008, compared to GAAP net loss of ($0.36) per share in the first quarter of 2007. Non-GAAP net income was $0.06 per diluted share in the first quarter of 2008, compared to a net loss of ($0.13) in the first quarter of 2007.

“In reflecting on my first year as CEO at Rackable, we improved our non-GAAP gross margins four quarters in a row, increased our cash position by 22% year-over-year, and rebuilt the management team,” said Mark J. Barrenechea, President and Chief Executive Officer of Rackable Systems. “While our first quarter is seasonally weak for revenue, we improved gross margins by over 70% and non-GAAP EPS by $0.19 year-over-year. The progress we have made over the previous four quarters and our results in the first quarter reflect our belief in the long-term staying power of Rackable.”

Rackable Systems ended the first quarter of 2008 with $206.9 million of cash, cash equivalents and short and long-term investments compared to $198.1 million as of December 29, 2007 and $170.1 million as of March 31, 2007.

Non-GAAP financial measures disclosed in this press release exclude stock-based compensation; amortization of intangible assets related to the company’s acquisition of Terrascale, amortization of patents and customer lists, quarterly payout related to the Terrascale acquisition, and related adjustments to the tax provision. The reconciliation between GAAP and non-GAAP financials is provided in the tables accompanying this press release.

Updated Business Outlook

Based on current business trends, Rackable Systems’ financial projections for FY 2008 are as follows:

— Annual revenue is projected to be in the range of $ 353 – $ 374 million

— Annual GAAP Gross Margin is projected to be in the range of 17.6 % to 20.6%

— Annual non-GAAP Gross Margin is projected to be in the range of 18% to 21%

— Positive non-GAAP EPS for the full year 2008

— Increase in cash and investments, year-over-year

Conference Call Information

Rackable Systems will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company’s website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 and entering the confirmation code 3761243.

Cautionary Statement Regarding Forward Looking Statements

The 2008 projected financial results included in the financial tables at the end of this press release and the statement regarding the long-term staying power of Rackable Systems are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties including: Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems’ products, which would negatively affect Rackable Systems’ gross and operating margins, as well as other financial measures; a significant portion of the company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems’ financial performance; orders for Rackable Systems’ products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on Rackable Systems’ financial performance for the year; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems’ gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems’ products. Detailed information about these and other potential factors that could affect Rackable Systems’ business, financial condition and results of operations is included in Rackable Systems’ Form 10-K under the caption “Risk Factors”, in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2008 and available at the SEC’s Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems’ management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross profit and gross margin discussed or presented in this press release exclude stock-based compensation expense. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, amortization of intangibles recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company’s predecessor and cash payments related to the Terrascale acquisition. Non-GAAP net income (loss) and net income (loss) per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance in the same way that management evaluates Rackable Systems’ financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the company’s business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company’s financial performance, but the amortization of those intangibles is not. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ:RACK) is a leading provider of Eco-Logical(TM) servers and storage products for large-scale data center deployments. The company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas exploration and high performance-computing customers worldwide.

Rackable Systems and Eco-Logical are trademarks or registered trademarks of Rackable Systems(R), Inc.

Contact Information:

Madhu Ranganathan	Nicole Noutsios
Rackable Systems, Inc.	Rackable Systems, Inc.
Chief Financial Officer	510-933-8088
510-933-8088	investorrelations@rackable.com

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 29, 2008	December 29, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$155,215	$49,897
Short-term investments	43,005	148,215
Accounts receivable, net	34,664	49,957
Inventories	36,234	52,528
Deferred income taxes	1,484	499
Deferred cost of sales	217	456
Prepaids and other current assets	12,324	19,000

Total current assets	283,143	320,552

PROPERTY AND EQUIPMENT—Net	8,030	8,285

LONG TERM INVESTMENTS	8,729	—
INTANGIBLE ASSETS—Net	21,854	22,732
OTHER ASSETS	5,496	889

TOTAL	$327,252	$352,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,397	$47,780
Accrued expenses	11,908	16,382
Income taxes payable	302	—
Deferred revenue	5,205	5,190

Total current liabilities	39,812	69,352

DEFERRED INCOME TAXES	6,659	3,031
DEFERRED RENT	992	868
DEFERRED REVENUE	2,882	3,089

Total liabilities	50,345	76,340

STOCKHOLDERS’ EQUITY	276,907	276,118

TOTAL	$327,252	$352,458

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
REVENUE	$67,966	$72,023
COST OF REVENUE	51,976	62,999

GROSS PROFIT	15,990	9,024

OPERATING EXPENSES:
Research and development	7,096	6,836
Sales and marketing	6,475	8,722
General and administrative	7,155	11,340

Total operating expenses	20,726	26,898

LOSS FROM OPERATIONS	(4,736)	(17,874)

OTHER INCOME — Net:	2,030	1,803

LOSS BEFORE INCOME TAX (PROVISION)/BENEFIT	(2,706)	(16,071)
INCOME TAX (PROVISION)/BENEFIT	(186)	5,914

NET LOSS	$(2,892)	$(10,157)

NET LOSS PER SHARE
Basic	$(0.10)	$(0.36)

Diluted	$(0.10)	$(0.36)

SHARES USED IN NET LOSS PER SHARE
Basic	29,352,438	28,220,970

Diluted	29,352,438	28,220,970

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended
	March 29, 2008	March 31, 2007
Cost of revenue	$302	$669
Research and development	807	1,936
Sales and marketing	649	2,014
General and administrative	1,699	3,269

Total	$3,457	$7,888

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,892)	$(10,157)
Adjustments to reconcile net loss to net cash provided by operation activities:
Depreciation and amortization	1,723	1,298
Provision for doubtful accounts receivable, net of writeoffs	20	145
Deferred income taxes	(166)	(6,198)
Stock-based compensation	3,457	7,888
Changes in operating assets and liabilities:
Accounts receivable	15,273	34,782
Inventories	14,779	(391)
Prepaids and other assets	6,675	(2,572)
Accounts payable and other payables	(25,432)	(12,803)
Sales tax payable	(1,949)	1,521
Accrued expenses	(2,401)	(3,917)
Income taxes payable	301	949
Deferred cost of sales	263	2,043
Deferred revenue	(191)	(2,223)

Net cash provided by operating activities	9,460	10,365

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(25,500)	(124,331)
Proceeds from sales and maturities of marketable securities	121,632	136,848
Terrascale acquisition, net of cash acquired	—	(150)
Purchases of property and equipment	(719)	(2,028)
Expenditures for intangibles	6	(36)

Net cash provided by investing activities	95,419	10,303

CASH FLOWS FROM FINANCING ACTIVITIES:
Excess tax benefit of stock options exercised	—	(430)
Repurchased restricted stock	(285)	(51)
Proceeds from issuance of common stock upon ESPP purchase	80	1,065
Proceeds from issuance of common stock upon exercise of stock options	677	966

Net cash provided by financing activities	472	1,550

Effect of exchange rate changes on cash and cash equivalents	(33)	(12)

NET INCREASE IN CASH AND CASH EQUIVALENTS	105,318	22,206

CASH AND CASH EQUIVALENTS—Beginning of period	49,897	30,446

CASH AND CASH EQUIVALENTS—End of period	$155,215	$52,652

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
GAAP GROSS PROFIT	$15,990	$9,024
Add back:
Stock-based compensation	302	669

Non-GAAP GROSS PROFIT	$16,292	$9,693

GAAP GROSS MARGIN	23.5%	12.5%
Add back:
Stock-based compensation	0.5%	1.0%

Non-GAAP GROSS MARGIN	24.0%	13.5%

GAAP LOSS FROM OPERATIONS	$(4,736)	$(17,874)
Add back:
Stock-based compensation	3,457	7,888
Amortization of intangible assets—Terrascale acquisition	843	376
Amortization of patents and customer list	—	359
Quarterly payout related to Terrascale acquisition	1,266	1,295

Non-GAAP INCOME/(LOSS) FROM OPERATIONS	$830	$(7,956)

GAAP NET LOSS	$(2,892)	$(10,157)
Add back:
Stock-based compensation	3,457	7,888
Amortization of intangible assets—Terrascale acquisition	843	376
Amortization of patents and customer list	—	359
Quarterly payout related to Terrascale acquisition	1,266	1,295
Adjustment to tax provision/benefit (1)	(983)	(3,398)

Non-GAAP NET INCOME (LOSS)	$1,691	$(3,637)

GAAP NET LOSS PER SHARE—DILUTED	($0.10)	($0.36)
Add back:
Stock-based compensation, amortization of intangible assets—Terrascale acquisition, amortization of patents and customer list, quarterly payout related to Terrascale acquisition and adjustment to tax provision.	$0.16	$0.23

Non-GAAP NET INCOME (LOSS) PER SHARE—DILUTED	$0.06	($0.13)

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED—GAAP	29,352,438	28,220,970

DILUTED—Non-GAAP	29,452,640	28,220,970

(1)	The provision of income taxes used in arriving at the non-GAAP net income (loss) was computed using an income tax rate of 40.9% for the three months ended March 29, 2008 and March 31, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS

(in millions except for per share amounts)

Revenue and Gross Margin Projections

	FY 2008
	Low	High
Estimated revenues	$353.2	$374.4
Non-GAAP gross margin	18.0%	21.0%
Non-GAAP estimated gross profit	$63.6	$78.6

Less:
Estimated stock based compensation expense under cost of revenue	$(1.6)	$(1.6)

GAAP estimated gross profit	$62.0	$77.0

GAAP estimated gross margin	17.6%	20.6%
Percentage difference—Non-GAAP and GAAP gross margin	0.4%	0.4%

EPS Projection

FY 2008
Estimated GAAP loss per share	$(0.38)
Estimated stock based compensation expense	$0.43
Amortization of intangible assets—Terrascale acquisition	$0.11
Quarterly payout related to Terrascale acquisition	$0.08
Estimated tax impact of non-GAAP adjustments and to reconcile GAAP to non-GAAP tax rate	$(0.07)

Estimated non-GAAP earnings per diluted share (1)	$0.17

Estimated number of diluted shares (in millions)	30.2

Footnote:

(1)	For reconciliation purposes only, the Company has estimated 2008 non-GAAP EPS of $0.17 or flat year over year.